Exhibit 4.5
Warrant
THIS WARRANT AND THE UNDERLYING SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO SUCH SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.
Oculus Innovative Sciences, Inc.
WARRANT TO PURCHASE COMMON STOCK

No. ___	<<DATE>>
Void AFTER <<DATE>>
This Certifies That, subject to the terms of this Warrant, for value received,                                          (the “Holder”), is entitled to subscribe for and purchase at the Exercise Price (defined below) from Oculus Innovative Sciences, Inc., a California corporation, with its principal office at 1129 N. McDowell Blvd., Petaluma, CA 94954 (the “Company”) up to ___ shares of the Common Stock of the Company (the “Common Stock”).
This Warrant is being issued pursuant to that certain Consultant Agreement (Advisory Services), dated                                         , entered into by and between the Company and the Holder (the “Consultant Agreement”).
     1. Definitions. As used herein, the following terms shall have the following respective meanings:
          (a) “Exercise Period” shall mean the period commencing with                     , or such other date as the Board of Directors shall determine that the milestones set forth on Exhibit A to the Consultant Agreement have been achieved, as set forth in resolutions of the Board of Directors and ending on                                         , unless sooner terminated as provided below.
          (b) “Exercise Price” shall mean $  per share, subject to adjustment pursuant to Section 5 below.
          (c) “Exercise Shares” shall mean the shares of the Company’s Common Stock issuable upon exercise of this Warrant, subject to adjustment pursuant to the terms herein, including but not limited to adjustment pursuant to Section 5 below.
     2. Exercise of Warrant. Subject to Holder’s continuous service under the Consultant Agreement, the vesting schedule contained in the Consultant Agreement, and the other limitations contained in the Consultant Agreement and this Warrant, the rights represented by this Warrant may be exercised in whole or in part at any time during the Exercise Period by delivery of the following to the Company at its address set forth above (or at such other address as it may designate by notice in writing to the Holder):
          (a) An executed Notice of Exercise in the form attached hereto;
          (b) Payment of the Exercise Price either (i) in cash or by check, or (ii) by cancellation of indebtedness; and
          (c) This Warrant.
     Upon the exercise of the rights represented by this Warrant, a certificate or certificates for the Exercise Shares so purchased, registered in the name of the Holder or persons affiliated with the Holder, if the Holder so designates, shall be issued and delivered to the Holder within a reasonable time after the rights represented by this Warrant shall have been so exercised.
     The person in whose name any certificate or certificates for Exercise Shares are to be issued upon exercise of this Warrant shall be deemed to have become the holder of record of such shares on the date on which this Warrant was surrendered and payment in full of the Exercise Price was made, irrespective of the date of delivery of such certificate or certificates, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open.
     3. Covenants of the Company.
          (a) Covenants as to Exercise Shares. The Company covenants and agrees that all Exercise Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued and outstanding, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issuance thereof. The Company further covenants and agrees that the Company will at all times during the Exercise Period, have authorized and reserved, a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by this Warrant. If at any time during the Exercise Period the number of authorized but unissued shares of Common Stock shall not be sufficient to permit exercise of this Warrant, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.
          (b) Notices of Record Date. In the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend which is the same as cash dividends paid in previous quarters) or other distribution, the Company shall mail to the Holder, at least ten (10) days prior to the date specified herein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.
     4. Representations of Holder.
          (a) Acquisition of Warrant for Personal Account. The Holder represents and warrants that it is acquiring the Warrant and the Exercise Shares solely for its account for investment and not with a view to or for sale or distribution of said Warrant or Exercise Shares or any part thereof. The Holder also represents that the entire legal and beneficial interests of the Warrant and Exercise Shares the Holder is acquiring is being acquired for, and will be held for, its account only. The Holder, by reason of Holder’s business or financial experience, has the capacity to evaluate the merits and risks of purchasing Exercise Shares of the Company and to make an informed investment decision with respect thereto and to protect Holder’s interests in connection with the acquisition of this Warrant and the Exercise Shares. Holder has obtained information from the Company to make an informed decision relating to the acquisition of the Warrant.
          (b) Securities Are Not Registered.
               (i) The Holder understands that the Warrant and the Exercise Shares have not been registered under the Act on the basis that no distribution or public offering of the stock of the Company is to be effected. The Holder realizes that the basis for the exemption may not be present if, notwithstanding its representations, the Holder has a present intention of acquiring the securities for a fixed or determinable period in the future, selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the securities. The Holder has no such present intention.
               (ii) The Holder recognizes that the Warrant and the Exercise Shares must be held indefinitely unless they are subsequently registered under the Act or an exemption from such registration is available. The Holder recognizes that the Company has no obligation to register the Warrant or the Exercise Shares of the Company, or to comply with any exemption from such registration.
               (iii) The Holder is aware that neither the Warrant nor the Exercise Shares may be sold pursuant to Rule 144 adopted under the Act unless certain conditions are met, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the Company, the resale following the required holding period under Rule 144 and the number of shares being sold during any three month period not exceeding specified limitations. Holder is aware that the conditions for resale set forth in Rule 144 have not been satisfied and that the Company presently has no plans to satisfy these conditions in the foreseeable future.
          (c) Disposition of Warrant and Exercise Shares.
               (i) The Holder further agrees not to make any disposition of all or any part of the Warrant or Exercise Shares in any event unless and until:
                    (A) The Company shall have received a letter secured by the Holder from the Securities and Exchange Commission stating that no action will be recommended to the Commission with respect to the proposed disposition;
                    (B) There is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with said registration statement and applicable securities laws; or

                    (C) The Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and if reasonably requested by the Company, the Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, for the Holder to the effect that such disposition will not require registration of such Warrant or Exercise Shares under the Act or any applicable state securities laws.
                    (D) The Warrants may not be exercised if the issuance of the Exercise Shares upon such exercise would constitute a violation of any applicable federal or state securities laws or regulations or would not be exempt from federal securities law registration and qualification under applicable state law. As a condition to the exercise of the Warrants, the Company may require Holder to make such representations and warranties to the Company as may be required by applicable law or regulation.
               (ii) The Holder understands and agrees that all certificates evidencing the Exercise Shares may bear the following legend:
THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.
     5. Adjustment of Exercise Price. In the event of changes in the outstanding Common Stock of the Company by reason of stock dividends, split-ups, recapitalizations, reclassifications, combinations or exchanges of shares, separations, reorganizations, liquidations, or the like, the number and class of shares available under the Warrant in the aggregate and the Exercise Price shall be correspondingly adjusted to give the Holder of the Warrant, on exercise for the same aggregate Exercise Price, the total number, class, and kind of shares as the Holder would have owned had the Warrant been exercised prior to the event and had the Holder continued to hold such shares until after the event requiring adjustment; provided, however, that such adjustment shall not be made with respect to, and this Warrant shall terminate if not exercised prior to, the events set forth in Section 7 below. The form of this Warrant need not be changed because of any adjustment in the number of Exercise Shares subject to this Warrant.
     6. Fractional Shares. No fractional shares shall be issued upon the exercise of this Warrant as a consequence of any adjustment pursuant hereto. All Exercise Shares (including fractions) issuable upon exercise of this Warrant may be aggregated for purposes of determining whether the exercise would result in the issuance of any fractional share. If, after aggregation, the exercise would result in the issuance of a fractional share, the Company shall, in lieu of issuance of any fractional share, pay the Holder otherwise entitled to such fraction a sum in cash equal to the product resulting from multiplying the then current fair market value of an Exercise Share by such fraction.

     7. Early Termination. In the event of, at any time during the Exercise Period, any capital reorganization, or any reclassification of the capital stock of the Company (other than a change in par value or from par value to no par value or no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares), or the consolidation or merger of the Company with or into another corporation (other than a merger solely to effect a reincorporation of the Company into another state), or the sale or other disposition of all or substantially all the properties and assets of the Company in its entirety to any other person, the Company shall provide to the Holder twenty (20) days advance written notice of such reorganization, reclassification, consolidation, merger or sale or other disposition of the Company’s assets, and this Warrant shall terminate unless exercised prior to the closing of such reorganization, reclassification, consolidation, merger or sale or other disposition of the Company’s assets.
     8. Market Stand-Off Agreement. Holder shall not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any Common Stock (or other securities) of the Company held by Holder, for a period of time specified by the managing underwriter(s) (not to exceed one hundred eighty (180) days following the effective date of a registration statement of the Company filed under the Act. Holder agrees to execute and deliver such other agreements as may be reasonably requested by the Company and/or the managing underwriter(s) which are consistent with the foregoing or which are necessary to give further effect thereto. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to such Common Stock (or other securities) until the end of such period. The underwriters of the Company’s stock are intended third party beneficiaries of this Section 8 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.
     9. No Stockholder Rights. This Warrant in and of itself shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company.
     10. No Transfer. This Warrant and all rights hereunder may not be transferred by the Holder without the prior written consent of the Company, and any purported transfer, assignment, pledge or hypothecation in contravention of this Section 10 shall be of no force or effect.
     11. Lost, Stolen, Mutilated or Destroyed Warrant. If this Warrant is lost, stolen, mutilated or destroyed, the Company may, on such terms as to indemnity or otherwise as it may reasonably impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as the Warrant so lost, stolen, mutilated or destroyed. Any such new Warrant shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.
     12. Notices, etc. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company at the address listed on the signature page and to Holder at 1129 N. McDowell Blvd., Petaluma, California 94954 or at such other address as the Company or Holder may designate by ten (10) days advance written notice to the other party hereto.
     13. Acceptance. Receipt of this Warrant by the Holder shall constitute acceptance of and agreement to all of the terms and conditions contained herein.
     14. Governing Law. This Warrant and all rights, obligations and liabilities hereunder shall be governed by the laws of the State of California.
In Witness Whereof, the Company has caused this Warrant to be executed by its duly authorized officer as of                                         .

Oculus Innovative Sciences, Inc.

By:
Hoji Alimi, President and CEO
HOLDER:

<NAME>

NOTICE OF EXERCISE
TO: Oculus Innovative Sciences, Inc.
     (1) The undersigned hereby elects to purchase                      shares of Common Stock of Oculus Innovative Sciences, Inc. (the “Company”) pursuant to the terms of the attached Warrant, and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.
     (2) Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:

(Name)

(Address)
     (3) The undersigned represents that (i) he is an accredited investor, as defined in Section 501(a) of Regulation D, promulgated under the Securities Act of 1933, as amended (the “Securities Act”); (ii) the aforesaid shares of Common Stock are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares; (iii) the undersigned is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision regarding its investment in the Company; (iv) the undersigned is experienced in making investments of this type and has such knowledge and background in financial and business matters that the undersigned is capable of evaluating the merits and risks of this investment and protecting the undersigned’s own interests; (v) the undersigned understands that the shares of Common Stock issuable upon exercise of this Warrant have not been registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act, which exemption depends upon, among other things, the bona fide nature of the investment intent as expressed herein, and, because such securities have not been registered under the Securities Act, they must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available; (vi) the undersigned is aware that the aforesaid shares of Common Stock may not be sold pursuant to Rule 144 adopted under the Securities Act unless certain conditions are met and until the undersigned has held the shares for the number of years prescribed by Rule 144, that among the conditions for use of the Rule is the availability of current information to the public about the Company and the Company has not made such information available and has no present plans to do so; and (vii) the undersigned agrees not to make any disposition of all or any part of the aforesaid shares of Common Stock unless and until there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with said registration statement, or the undersigned has provided the Company with an opinion of counsel satisfactory to the Company, stating that such registration is not required.

(Date)	(Signature)

(Print name)